EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:  Investor Relations
           John Carlson
           Exec VP & CFO
           480-505-4869


                Alanco's StarTrak Announces Cheney Brothers, Inc.
             400 Trailer Fleetwide Deployment of ReeferTrak Systems
            ---------------------------------------------------------
 Leading Food Service Distributor to Complete ReeferTrak Deployment by May, 2010

(Scottsdale, AZ - February 11, 2010) - Alanco Technologies, Inc.,
(NASDAQ: ALAN), announced today that it's StarTrak Systems subsidiary, the leading provider of wireless monitoring services for the refrigerated transport industry, has been awarded a contract by Cheney Brothers, Inc. for deployment of its ReeferTrak monitoring system on the company's nationwide fleet of 400 refrigerated trailers. Cheney Brothers is one of the largest, fastest growing, and most progressive food service distributors in the Southeast United States with annual revenues exceeding $700 million. Utilizing ReeferTrak information management services will enable Cheney Brothers to expand its service commitment to its extensive network of food service customers by assuring absolute temperature compliance and on-time delivery. The company expects to complete fleetwide deployment of ReeferTrak by May, 2010.

Cheney Brothers utilizes multi-compartment trailers to provide their customers with a variety of refrigerated product. ReeferTrak will monitor each compartment's shipment temperature settings versus actual temperatures at 15 minute intervals, from origin to customer destination, with both graphical and tabular temperature displays immediately available upon arrival at destination. ReeferTrak's capability of immediate alarm condition notification can be supplemented with remotely-set independent temperature alerts for every shipment, allowing Cheney to have instant understanding of any out of range temperature condition and capability to remotely resolve reefer operational problems.

Cecil King, Vice President of Operations for Cheney Brothers commented, "ReeferTrak permits Cheney Brothers to provide the highest degree of service and quality to our customers, from both of our major distribution locations in Ocala and Riviera, Florida. We use the ReeferTrak information technology as an advanced tool, which allows us to assure the highest quality shipments to our customers."

Joe Haber, Chief Information Officer for Cheney Brothers added, "ReeferTrak also delivers specific capabilities, which allows Cheney Brothers to achieve operational savings. The ReeferTrak system allows Cheney Brothers to observe every operational detail of our deliveries from warehouse locations, and evaluate the condition of our refrigerated equipment in real time. Reliable management of trailer operations such as refueling events, fuel usage and trailer inventory management, provide significant operational cost savings to us. The service is truly a reliable and advanced capability that significantly improves the way we do business."

About Cheney Brothers, Inc.
---------------------------

Cheney Brothers, Inc. is a rapidly growing food service distributor and one of the largest private companies in the Southeast. The company inventories over 15,000 items with yearly revenues exceeding $700 million. Cheney Brothers stocks a broad selection of products with national brand recognition, bringing customers the quality and consistency that the food service industry expects and demands.

Alanco Technologies, Inc. provides wireless monitoring and asset management solutions through its StarTrak Systems subsidiary. StarTrak Systems is the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain. For more information, visit the Alanco website at www.alanco.com or StarTrak Systems at www.startrak.com.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES THAT MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.
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